EXHIBIT 10.2

AMENDMENT NO. 2 TO SLOT RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO SLOT RECEIVABLES PURCHASE AGREEMENT, dated as of March 23, 2012 (this “Amendment”), is entered into by and among:

(a) Tenneco Automotive RSA Company, a Delaware corporation (“Seller”),

(b) Tenneco Automotive Operating Company Inc., a Delaware corporation (“Tenneco Operating”), as initial Servicer (the Servicer, and together with Seller, the “Seller Parties”),

(c) Wells Fargo Bank, National Association, a national banking association, individually (“Wells Fargo” and, together with its successors and permitted assigns, the “SLOT Purchaser”), and as agent for the SLOT Purchaser (in such capacity, together with its successors and assigns in such capacity, the “SLOT Agent”), and consented to by JPMorgan Chase Bank, N.A., as First Lien Agent under the Intercreditor Agreement (as defined below) (in such capacity, together with its successors and assigns, the “First Lien Agent”).

Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement (hereinafter defined).

PRELIMINARY STATEMENTS

The parties hereto are parties to that certain SLOT Receivables Purchase Agreement dated as of March 26, 2010 (as amended or otherwise modified from time to time, the “Agreement”).

Seller, Servicer, the SLOT Agent, as Second Lien Agent, and the First Lien Agent are parties to that certain Intercreditor Agreement dated as of March 26, 2010 (as heretofore amended, the “Intercreditor Agreement”).

Subject to the terms and conditions hereof, the parties hereto agree to amend the Agreement as hereinafter set forth.

1.	Amendments.

1.1. The definitions on Exhibit I to the Agreement of the terms set forth below are hereby amended and restated in their entirety to read, respectively, as follows:

“SLOT Termination Date” means March 22, 2013.

“Tenneco Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of March 22, 2012 (amending and restating the credit agreement dated as of March 16, 2007 (amending and restating the credit agreement dated as of December 12, 2003 (amending and restating the credit agreement dated as of September 30, 1999))) (as further amended, restated, supplemented or otherwise modified from time to time) by and among Tenneco Automotive, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as Administrative Agent for the lenders, and the other financial institutions named therein as agents for the lenders.

1.2. Clause (i) of Section 9.1 of the Agreement is amended and restated in its entirety to read as follows:

“(i)(x) The Consolidated Net Leverage Ratio (as defined in the Tenneco Credit Agreement) as at the last day of any period of four consecutive fiscal quarters of Tenneco Automotive shall exceed the ratio of 3.5 to 1.00; or

(y) The Consolidated Interest Coverage Ratio (as defined in the Tenneco Credit Agreement) for any period of four consecutive fiscal quarters of Tenneco Automotive ending with any fiscal quarter ending (I) on or prior to December 31, 2013 shall be less than 2.55 to 1.00 and (II) thereafter shall be less than 2.75 to 1.0.”.

1.3. Exhibit IV to the Agreement is amended and restated in its entirety as set forth on Exhibit IV hereto. From and after the date hereof, each reference to “Exhibit IV” in the Agreement shall mean and be a reference to Exhibit IV attached hereto.

2. Representations and Warranties. In order to induce the SLOT Agent and the Purchasers to enter into this Amendment, each of the Seller Parties hereby represents and warrants to them as follows: (a) The execution and delivery by it of this Amendment and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part, (b) this Amendment has been duly executed and delivered by it, (c) each of its representations and warranties set forth in Article V of the Agreement is true and correct as of the date hereof in all material respects as though made on and as of such date, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold, and (d) as of the date hereof, no event has occurred and is continuing that would constitute a Amortization Event or a Amortization Event.

3. Conditions Precedent. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:

(a) The SLOT Agent shall have received: (i) counterparts hereof, duly executed by each of the parties hereto, (ii) counterparts to Second Amended and Restated Fee Letter dated the date hereof (the “Fee Letter”), duly executed by each of the parties thereto and (ii) receipt of any fee payable under (and as defined in) the Fee Letter.

(b) Each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

4. Miscellaneous.

4.1. CHOICE OF LAW . THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

4.2. Integration; Binding Effect; Survival of Terms

(a) This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

4.3. Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.4. Ratification. Except as expressly modified hereby, the Agreement is hereby ratified, approved and confirmed in all respects.

<Signature Pages Follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Second Lien Agent

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

JPMORGAN CHASE BANK, N.A., as First Lien Agent

By:	/s/ Corina Mills
Name:	Corina Mills
Title:	Executive Director

TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	President and Treasurer

TENNECO AUTOMOTIVE OPERATING COMPANY INC., a Delaware corporation

By:	/s/ Gary Silha
Name:	Gary Silha
Title:	Assistant Treasurer

By its signature below, the undersigned hereby consents to the terms of the foregoing Amendment, confirms that its Performance Undertaking remains unaltered and in full force and effect and hereby reaffirms, ratifies and confirms the terms and conditions of its Performance Undertaking:

TENNECO INC., a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	Vice President Treasurer and Tax